United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 3, 2005

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation)	Number)	Identification No.)

1000 Main, Suite 3300, Houston, Texas 77002
(Address of principal executive offices)    (Zip code)

(713) 307-8700

Registrant’s telephone number, including area code

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Endeavour International Corporation

ITEM 2.02.  Results of Operations and Financial Condition.

On November 3, 2005, the Company released its earnings for the third quarter of 2005. Attached hereto as Exhibit 99.1, and filed herewith, is the text of that release.

ITEM 7.01.  Regulation FD Disclosure.

Attached as Exhibit 99.2 to this Current Report on Form 8-K is a slide presentation which the Company expects to present in connection with its third quarter 2005 earnings conference call, which includes certain unaudited supplemental financial and operating information concerning the Company’s results for the quarter ended September 30, 2005.  The slide presentation is incorporated herein by reference and is also available on the Company’s website at www.endeavourcorp.com.

The information under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

ITEM 9.01.  Financial Statements and Exhibits.

 (c)                               Exhibits.

99.1                           Press release dated November 3, 2005.

99.2                           Third quarter 2005 earnings conference call slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

By:	/s/ Robert L. Thompson
Robert L. Thompson
Chief Accounting Officer

Date: November 3, 2005